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                                                                  Exhibit 99.2
REPUBLIC INDUSTRIES, INC.


                                                200 East Las Olas Boulevard
                                                Suite 1400
                                                Fort Lauderdale, Florida 33301
                                                954-627-6000
                                                954-524-2372 FAX


FOR IMMEDIATE RELEASE                        CONTACT: J. RONALD CASTELL
- ---------------------                                 REPUBLIC INDUSTRIES, INC.
                                                      (954) 627-6061


         REPUBLIC INDUSTRIES, INC. SIGNS DEFINITIVE AGREEMENT WITH
                          ADDINGTON RESOURCES, INC.


        Ft. Lauderdale, Florida (June 25, 1996)--Republic Industries, Inc. (NASDAQ:RWIN) today announced that it has signed a definitive agreement to acquire Addington Resources, Inc. (NASDAQ:ADDR) in a stock-for-stock transaction on the terms previously announced. The proposed transaction, which the parties anticipate will close in the third quarter, is subject to final approval by the stockholders of Addington and other customary closing conditions including receipt of regulatory approvals.

        Republic also commented that due to the large number of acquisitions Continental Waste Industries, Inc. (NASDAQ:CONT) currently has under contracts and letters of intent, Republic is continuing its due diligence review of Continental. On May 20, 1996, Republic announced its intention to acquire Continental.


        Republic is a diversified company operating in the solid waste and electronic security services industries. The Company is expanding into the automotive industry.